Exhibit 10.41

AGREEMENT FOR TERMINATION BENEFITS

IN THE EVENT OF A CHANGE IN CORPORATE CONTROL

This Agreement, made this          day of                     , 200  , by and between [Name] (the “Executive”) and Longs Drug Stores California, Inc., a California corporation (the “Corporation”).

W I T N E S S E T H:

Whereas, the Executive is [Title] of the Corporation;

Whereas, the Corporation considers it essential to the best interests of its shareholders to take steps to retain key personnel such as the Executive and recognizes particularly that uncertainty might arise among personnel in the context of any possible or actual Change in Corporate Control, as hereinafter defined, which could result in the departure or distraction of key personnel to the detriment of the Corporation and its shareholders; and

Whereas, the Corporation has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key personnel of the Corporation including the Executive to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible or actual Change in Corporate Control.

Now, Therefore, in consideration of the covenants, terms, and conditions contained herein, the Corporation and the Executive agree:

I.	Definitions.

A. “Administrative Committee,” as used in this Agreement, shall mean the Board of Directors of Longs Drug Stores Corporation (“Parent Corporation”) or a committee appointed by such Board of Directors to administer this Agreement.

B. “Change in Corporate Control,” means the occurrence of any of the following:

1. The consummation of a merger or consolidation of the Parent Corporation or the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who are not part of the same controlled group of the Parent Corporation immediately prior to such merger, consolidation or other reorganization, and who directly or indirectly in the aggregate owned less than 25% of the Parent Corporation’s or the Corporation’s, as the case may be, combined voting power represented by the Parent Corporation’s or the Corporation’s, as the case may be, outstanding securities immediately prior to such merger, consolidation or other reorganization;

2. The sale, transfer or other disposition of all or substantially all of the Parent Corporation’s or the Corporation’s assets;

3. A change in the composition of the Board of Directors of the Parent Corporation (the “Parent Board”) over a period of 24 consecutive months or less such that a majority of the members of the Parent Board (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of directors, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected, or nominated for election, as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time such election or nomination was approved by the Parent Board;

4. The stockholders of the Parent Corporation approve the dissolution or liquidation of the Parent Corporation or the commencement by or against the Parent Corporation of a case under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief or there is an involuntary dissolution of the Parent Corporation; or

5. Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (“Exchange Act”)), directly or indirectly, of securities of the Parent Corporation or the Corporation representing at least 50% of the total voting power represented by the Parent Corporation’s or the Corporation’s, as the case may be, then outstanding voting securities. For purposes of this Paragraph (v), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(a) A trustee or other fiduciary holding securities under an employee benefit plan of the Parent Corporation or any “subsidiary corporation” as defined in Code Section 424(f) or any entity of which the Parent Corporation and/or one or more such subsidiaries own not less than 50%;

(b) A corporation owned directly or indirectly by the stockholders of the Parent Corporation in substantially the same proportions as their ownership of the common stock of the Parent Corporation;

(c) The Parent Corporation; and

(d) The Corporation.

A transaction shall not constitute a Change in Corporate Control if its sole purpose is to change the state of the Parent Corporation’s or the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Parent Corporation’s or the Corporation’s securities immediately before such transaction.

C. “Code,” as defined herein, shall mean the Internal Revenue Code of 1986, as amended to date.

D. “Severance of Employment,” as used herein, shall mean the termination of the Executive’s employment with the Parent Corporation and the Corporation (i) by discharge by the Parent Corporation or the Corporation on or within two (2) years after the date of a Change in Corporate Control; (ii) by resignation of the Executive on or after, but less than one hundred eighty (180) days after, the date of a Change in Corporate Control due to the occurrence of either a material diminution in the Executive’s base compensation or a material diminution in the Executive’s authority, duties, or responsibilities, without the Executive’s written consent (each a “Good Reason Condition”); or (iii) by resignation of the Executive at any time within the period commencing one hundred eighty (180) days after the date of a Change in Corporate Control and ending two (2) years after the date of such Change in Corporate Control. In order for a resignation due to a Good Reason Condition to constitute a Severance of Employment, the Executive must provide written notice to the Parent Corporation or the Corporation, as the case may be, of the existence of the Good Reason Condition within 90 days of the initial existence of such Good Reason Condition. Upon receipt of such notice of the Good Reason Condition, the Parent Corporation or the Corporation will be provided with a period of 30 days during which it may remedy the Good Reason Condition and not be required to provide for the payments and benefits described herein as a result of such proposed resignation due to the Good Reason Condition specified in the notice. If the Good Reason Condition is not remedied within the period specified in the preceding sentence, the Executive may resign based on the Good Reason Condition specified in the notice within the period specified in subsection (ii) above. Despite the foregoing, neither of the following will constitute a Severance of Employment:

1. The termination of the Executive’s employment by reason of death.

2. The discharge of the Executive by the Corporation for gross and willful misconduct relating to the performance by the Executive of the Executive’s duties at the Corporation, provided that such misconduct is discovered after the date of the Change in Corporate Control.

II.	Administration.

The Administrative Committee shall administer this Agreement and shall have the power and the duty to make all determinations necessary for the implementation of this Agreement, including by way of example and not as a limitation, the occurrence of a Change in Corporate Control and the date of such change. Any such determination (i) shall be made on the basis of all information known to the persons making the determination, after reasonable inquiry, (ii) may be made prospectively and subject to one or more contingent events, and (iii) will be binding on the Corporation and the Executive.

III.	Obligations of the Corporation.

A. Within fifteen (15) days after a Severance of Employment or at such earlier time as may be required by law, the Corporation shall pay to the Executive:

1. The full amount of any earned but unpaid base salary through the date of the Severance of Employment, plus a cash payment for all unused vacation time which the Executive has accrued as of the Severance of Employment.

2. If and only if the Corporation has made a final and good faith determination prior to the Severance of Employment as to the amount, if any, of Executive’s earned but unpaid bonus for the performance period (or periods) prior to the performance period during which the Severance of Employment occurs (the “Severance Period”), an amount equal to any such amount (or amounts).

3. If and only if the Corporation has not made a final and good faith determination prior to the Severance of Employment as to the amount, if any, of Executive’s earned but unpaid bonus for the performance period (or periods) prior to the Severance Period, an amount equal to the bonus (or bonuses) that the Executive would have received in the absence of a Severance of Employment in respect of such period (or periods), as determined by the Corporation in good faith.

B. Within thirty (30) days after a Severance of Employment, the Corporation shall pay to the Executive an amount equal to three (3) times the average of Executive’s annual base salary and bonus for the five-consecutive-taxable-year period (or shorter period of actual service) that includes the taxable year of the Change in Corporate Control, less one dollar. Solely for purposes of determining such average, the Executive’s bonus shall be annualized for short or incomplete years (if the Executive shall have received a pro-rated award) and shall be deemed to be the target amount for the taxable year of the Change in Corporate Control. The Executive shall be eligible to make contributions to the Corporation’s Section 401(k) plan from amounts payable to the Executive under Article III.A and this paragraph.

C. Within forty-five (45) days after a Severance of Employment, the Corporation shall pay to the Executive a pro-rated bonus award at the target amount in respect of the performance period in which the Severance of Employment occurs based on the percentage of the performance period that has elapsed as of the date of the Severance of Employment.

D. In the event of the Executive’s death after Severance of Employment and prior to payment to the Executive of amounts due under this Agreement, such payment shall be made to the Executive’s surviving spouse, issue by right of representation, or estate, in that order.

E. The Corporation shall deduct from any payments to Executive under this Agreement amounts that the Corporation is required to withhold and pay either to government agencies on behalf of the Executive or under court order to any person.

F. The Executive shall be entitled to full Excise Tax Restoration Payments such that in the event that it is determined that any payment of any type to or for the benefit of the Executive made by the Parent Corporation, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the assets of the Parent Corporation (within the meaning of section 280G of the Code or by any affiliate of such person, whether paid or payable pursuant to the terms of this Agreement or otherwise, including the accelerated vesting of stock options or other equity-based awards (the “Total Payments”), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (an “Excise Tax Restoration Payment”) in an amount that shall fund the payment by the Executive of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration or any Excise Tax. With respect to each payment that is subject to the Excise Tax, the related Excise Tax Restoration Payment shall be paid to the Executive on, or as soon as practicable following, the payment date (and in any event, such Excise Tax Restoration Payment shall be paid to the Executive by the end of the calendar year next following the calendar year in which the Executive remits the Excise Tax).

G. Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s termination benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s “separation from service” (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) with the Corporation and the Parent Corporation or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to this Section III.G shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

IV.	Termination.

This Agreement shall terminate and be of no further force or effect upon the discharge or resignation of the Executive for any reason at any time prior to the date of a Change in Corporate Control.

V.	Term of Agreement.

A. This Agreement shall expire at the end of three (3) years from the date hereof; provided, however, that at each annual anniversary date of this Agreement, the expiration date of the Agreement shall automatically be extended for one (1) additional year unless, in the thirty (30) day period immediately preceding any anniversary date hereof, either the Corporation or the Executive, by written notice to the other, rejects the automatic extension of such expiration date.

B. Notwithstanding the expiration provisions set out in Article V.A, this Agreement shall not expire for a period of two (2) years after the date of any Change in Corporate Control which occurs before this Agreement terminates or expires, and if a Severance of Employment occurs before this Agreement terminates or expires, this Agreement will not expire until the Corporation has complied in all respects with Article III.

VI.	Binding Effect.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Corporation.

VII.	Non-Assignment by the Executive.

The Executive shall not assign, hypothecate, or transfer any of the rights herein to any person. Any attempt to assign, hypothecate or transfer the rights hereunder shall immediately terminate all of the Executive’s rights under this Agreement.

VIII.	Attorneys’ Fees.

In the event that any suit, action or proceeding (including any appeal therefrom, but excluding any and all proceedings before the Administrative Committee) is brought by the Executive to review any decision of the Administrative Committee pertaining to this Agreement or to enforce any right hereunder, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and other reasonable costs incurred in connection therewith. During the pendency of any such suit, action or proceeding, the Corporation shall promptly pay all reasonable attorneys’ fees and reasonable costs incurred by the Executive with respect to such suit, action or proceeding, subject to the Executive’s obligation hereunder to repay all such sums (as well as the Corporation’s reasonable attorneys’ fees and reasonable costs) if the court finds that the Corporation is the prevailing party in such suit, action or proceeding.

IX.	Partial Invalidity.

Invalidity of any part or provision of this Agreement shall not affect the enforceability of any other part or provision of this Agreement.

X.	No Right to Continued Employment.

Nothing herein shall confer, nor shall it be construed to confer, on the Executive any right to, guarantee of, or contract for a continued employment by the Corporation, or in any way limit the right of the Corporation to terminate the employment of the Executive.

XI.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts executed and performed entirely in California.

XII.	Notices.

Any notices given hereunder must be in writing and may be delivered in person or by certified or registered mail, return receipt requested, postage prepaid. Notices to Corporation should be delivered to Longs Drug Stores California, Inc., 141 North Civic Drive, Walnut Creek, CA 94596, Attn: Corporate Secretary, or to such other address as Corporation from time to time furnishes to the Executive in a notice. Notices to Executive should be delivered to the address shown beneath Executive’s signature below, or to such other address as the Executive from time to time furnishes to the Corporation in a notice.

XIII.	Entire Agreement.

This Agreement sets forth the entire agreement between the parties hereto. This Agreement fully supersedes any and all prior agreements or understandings pertaining to similar benefits.

XIV.	Amendments.

This Agreement may not be modified except by a writing signed by both parties. No such writing will be binding on the Corporation unless it is signed (a) by the signatories of this Agreement, (b) by (i) the Chairman, President, or any Vice-President of the Corporation and (ii) the Secretary or any Assistant Secretary of the Corporation, or (c) by another person or persons whose authority is affirmed by (i) the Chairman, President, or any Vice-President of the Corporation and (ii) the Secretary or any Assistant Secretary of the Corporation.

In Witness Whereof, this Agreement has been executed by the parties hereto on the day and year first above written.

EXECUTIVE:	LONGS DRUG STORES CALIFORNIA, INC.

[name]

By:
(Signature)
[name]
[title]

Street Address

By:
City, State and Zip Code
[name]
[title]